Bravo Brio Restaurant Group, Inc. Provides Business Update

Obtains Waiver Agreement for Credit Agreement

Company to Present at Two Investor Conferences

Columbus, Ohio - June 8, 2017 - Bravo Brio Restaurant Group, Inc. (NASDAQ: BBRG) (the Company), owner and operator of the BRAVO! Cucina Italiana (BRAVO!) and BRIO Tuscan Grille (BRIO) restaurant concepts, today provided a business update.

Current Performance
Brian O'Malley, President and Chief Executive Officer, said, “We continue to see sequential quarterly sales improvement in our core restaurant base and remain cautiously optimistic that we will see that improvement continue as the year progresses. Guests are reacting positively to our enhanced menus, expanded banquet facilities, and are also taking greater advantage of our off-premise to-go and delivery options. We are further encouraged by the traction we are gaining through our updated training program test which is centered around elevating the dining experience.”

Waiver Agreement
The Company and Wells Fargo Bank, and certain lenders under the Company’s credit agreement entered into a waiver agreement. The waiver agreement provides a limited waiver of certain events of defaults by the Company under the credit agreement relating to the Company’s non-compliance with the consolidated lease-adjusted leverage ratio contained in the credit agreement which arose out of the Company’s requests for, and borrowings of, loans made during the second quarter. Pursuant to and subject to the terms of the waiver agreement, the required lenders waived such existing events of default.

Jim O'Connor, Chief Financial Officer, said, "We just obtained a waiver to our credit agreement and we are working diligently with our lender to amend our existing credit agreement, which we expect to have completed by the second quarter earnings call. While we expect to be in full compliance with our current credit agreement by the end of the second quarter, the amendment should provide us additional financial flexibility as we continue to see our operating performance improve.”

Investor Conferences
The Company will be participating at the following upcoming conferences:

–	On Tuesday, June 13, 2017, the Company will present at the 37th Annual Piper Jaffray Consumer Conference at The Lotte New York Palace Hotel in New York City. The presentation will begin at 2:55 PM ET.

–	On Wednesday, June 21, 2017, the Company will present at the Jefferies 2017 Global Consumer Conference in Nantucket, Massachusetts. The presentation will begin at 10:30 AM ET.

Please visit the Company's investor relations website at http://investors.bbrg.com in the ‘Presentations & Events’ section for webcast information.

About Bravo Brio Restaurant Group, Inc.
Bravo Brio Restaurant Group, Inc. is a leading owner and operator of two distinct Italian restaurant brands, BRAVO! Cucina Italiana and BRIO Tuscan Grille. BBRG has positioned its brands as multifaceted culinary destinations that deliver the ambiance, design elements and food quality reminiscent of fine dining restaurants at a value typically offered by casual dining establishments, a combination known as the upscale affordable dining segment. Each of BBRG's brands provides its guests with a fine dining experience and value by serving affordable cuisine prepared using fresh flavorful ingredients and authentic Italian cooking methods, combined with attentive service in an attractive, lively atmosphere. BBRG strives to be the best Italian restaurant company in America and is focused on providing its guests an excellent dining experience through consistency of execution.

Forward-Looking Statements
Some of the statements in this release contain forward-looking statements, which involve risks and uncertainties. These statements relate to future events or Bravo Brio Restaurant Group, Inc.'s future financial performance. The Company has attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 6, 2017.

Although Bravo Brio Restaurant Group, Inc. believes that the expectations reflected in the forward-looking statements are reasonable based on its current knowledge of the business and operations, it cannot guarantee future results, levels of activity, performance or achievements. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change.

Contacts
Don Duffy/Raphael Gross
(203) 682-8200
investors@bbrg.com